Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-123654, 333-85711, and 333-102200) and Form S-8 (Nos. 2-94539, 33-49693, 333-03055, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131 and 333-117132) of National Fuel Gas Company of our report dated December 7, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Buffalo, New York
December  8, 2006